Exhibit 10.100

English Translation

Supplementary Agreement to Services and Maintenance Agreement

Executed by

Shenzhen 7Road Technology Co., Ltd.

(As service receiver)

And

Shenzhen 7Road Network Technologies Co., Ltd.

(As service provider)

June 5, 2013

Supplementary Agreement to Services and Maintenance Agreement

This Supplementary Agreement to Services and Maintenance Agreement (hereinafter referred to as the “Supplementary Agreement”) is executed by the following two parties in Shenzhen, the People’s Republic of China (hereinafter referred to as “China”) on June 5, 2013:

(1)	Shenzhen 7Road Technology Co., Ltd., whose registered address is 8-9F, Matsunichi Hi-Tech Building, 9996 Shennan Boulevard, Nanshan District, Shenzhen, and legal representative of which is Wang Tao (hereinafter referred to as “Party A”); and

(2)	Shenzhen 7Road Network Technologies Co., Ltd., whose registered address is 7F, Matsunichi Hi-Tech Building, 9996 Shennan Boulevard, Nanshan District, Shenzhen, and legal representative of which is Wang Tao (hereinafter referred to as “Party B”).

(In the Agreement, Party A and Party B are collectively referred to as the “Parties”, respectively referred to as a “Party” or “the other Party”.)

Whereas:

The Parties executed the Services and Maintenance Agreement (hereinafter referred to as the “Original Agreement”) on June 26, 2012, and Party B accepted Party A’s entrustment to provide consulting, operation and maintenance services relating to online games to Party A.

Now, the Parties have agreed to make the following modifications to the terms concerning dispute settlement and notice in the Original Agreement upon consensus through negotiation:

1.	Dispute Settlement

The Parties agree that Clause 13.3 in the Original Agreement shall be changed into: “If a party fails to settle any dispute through negotiation in sixty (60) days upon giving notice to the other party, then either party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing based on then-current arbitration rules. Such award of arbitration is final and binding upon the Parties.”

2.	Notice

The Parties agree that the contact and fax number of the Parties under Clause 14 in the Original Agreement shall be changed into:

“Party A: Shenzhen 7Road Technology Co., Ltd.

Contact: Chen Dewen

Fax: 0755-61669777 – 6

Party B: Shenzhen 7Road Network Technologies Co., Ltd.

Contact: Chen Dewen

Fax: 0755-61669777 – 6”

In addition to the above modifications, the Parties have reached consensus upon the following terms:

1	Matters not contemplated herein shall be governed by relevant provisions in the Original Agreement; in case of conflict arising between the terms in the Original Agreement and those in the Supplementary Agreement, the latter shall prevail.

2	The Supplementary Agreement shall come into effect upon the date of signature and seal by the Parties.

3	The Supplementary Agreement is executed in four counterparts, and each party shall hold two copies. All counterparts have the same legal force and effect.

Now, therefore, the representatives, duly authorized by the Parties, have executed this Agreement as of the date first above written for mutual binding.

(The remainder of this page is intentionally left blank)

(Intended blank page, serving as signature page of the Supplementary Agreement to Services and Maintenance Agreement)

Party A: Shenzhen 7Road Technology Co., Ltd.

Legal representative: /s/ Wang Tao

Party B: Shenzhen 7Road Network Technologies Co., Ltd.

Legal representative: /s/ Wang Tao

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